EXHIBIT 23.2

CONSENT OF MCGLADREY & PULLEN, LLP

Consent of Independent Registered Public Accounting Firm

To the Audit Committee

Meta Financial Group, Inc.

Storm Lake, Iowa

We consent to the incorporation by reference in the Meta Financial Group, Inc. Registration Statements on Form S-8 pertaining to the Meta Financial Group, Inc.1995 Stock Option and Incentive Plan (No. 333-22523) and the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (No. 333-110200, No. 333-141407 and No. 333-151604), of our report dated January 10, 2008 relating to our audit of the consolidated statement of financial condition as of September 30, 2007 and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the two years in the period ended September 30, 2007, which appear in the Annual Report on Form 10-K/A of Meta Financial Group, Inc. as of and for the year ended September 30, 2008.

Des Moines, Iowa

March 10, 2009

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.